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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                       PURSUANT TO SECTION 12(b) OR (g) OF

                        THE SECURITIES EXCHANGE ACT 1934



                             MERCURY AIR GROUP, INC.
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             (Exact name of registrant as specified in its charter)


               New York                                   11-1800515
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)



5456 McConnell Avenue, Los Angeles, California                   90066
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     (Address of principal executive offices)                  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                     Name of each exchange on which
     to be so registered                     each class is to be registered
     -------------------                     -------------------------------

     Convertible Subordinated                American Stock Exchange
     Debentures, due 2006                    Pacific Stock Exchange



Common Stock, $.01 par value                 Pacific Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Act:

               None

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ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

       Descriptions of the Convertible Subordinated Debentures, due 2006 and the Common Stock, $.01 par value, are contained in Registrant's Registration Statement on Form S-1 (N. 33-65085) filed with the Securities and Exchange Commission on December 15, 1995 (the "1995 Registration Statement") under the captions "Description of Debentures" and "Description of Capital Stock--Common Stock" which are incorporated herein by reference.

ITEM 2.        EXHIBITS

1.1 Form of Debenture for Convertible Subordinated Debentures, due 2006. Incorporated by reference to Exhibit A to Exhibit 4.1 of the 1995 Registration Statement.

1.2            Form of Stock Certificate for Common Stock.

2.1 Form of Indenture between Registrant and IBJ Schroder Bank & Trust Company, as Trustee, under which the Debentures are to be issued, including the Form of Debenture attached as Exhibit A thereto. Incorporated by reference to Exhibit 4.1 of the 1995 Registration Statement.

2.2 Restated Certificate of Incorporation. Incorporated by reference to the Company's Registration Statement on Form S-2
               (N. 33-39044).

------------------------------

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        MERCURY AIR GROUP, INC.


Dated: January 26, 1996                 By:  /s/ Randolph E. Ajer
                                             -----------------------------------
                                             Randolph E. Ajer
                                             Executive Vice President, Financial
                                             Officer, Chief Accounting Officer
                                             and Secretary


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